As filed with the U.S. Securities and Exchange Commission on March 5, 2013

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ceres Ventures, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	2834	87-0429962
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Ceres Ventures, Inc. 430 Park Ave. Suite 702 New York, NY 10022 (212) 246-3030	Meetesh Patel Ceres Ventures, Inc. 430 Park Ave. Suite 702 New York, NY 10022 (212) 246-3030
(Address and telephone of registrant’s executive office)	(Name, address and telephone number of agent for service)

Copies to: Elishama Rudolph, Esq.
Sierchio & Company, LLP
430 Park Avenue
Suite 702
New York, New York 10022
Telephone: (212) 246-3030

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective amendment No. 1 on Form S-1 relates to the registration statement (SEC File No. 333-184053) (the “Registration Statement”) filed by Ceres Ventures, Inc. (the “Company”) on September 24, 2012 and declared effective by the SEC on October 2, 2012, for the resale of up to 7,882,500 shares of the Company’s common stock, par value $0.00001 by the Selling Shareholders named therein. As of the date of this Post-Effective amendment No. 1, none of the Selling Shareholders have sold any of their shares of the Company’s common stock registered under the Registration Statement. Due to the expense related to updating the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to terminate the Registration Statement and to deregister, as of the date hereof, all of the securities that remain unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of March 2013.

Ceres Ventures, Inc.

By:	/s/ Meetesh V. Patel
Name: Meetesh V. Patel
Title: President & CEO, Director
Principal Executive Officer

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